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                                                                    EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 20, 1998, included in First Tennessee National Corporation's 1998 Proxy Statement, into the Company's 1997 Form 10-K and previously filed registration statement file Nos. 33-8029, 33-9846, 33-40398, 33-44142, 33-52561, 33-57241, 33-58975, 33-63809, 33-64471, 333-16225,
333-16227, 333-17457, 333-17457-01, 333-17457-02, 333-17457-03, and 333-17457-04
and to all references to our firm included therein.


Arthur Andersen LLP

Memphis, Tennessee
March 23, 1998